Exhibit 23.2

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Ener1, Inc. on Form S-8 (File Nos. 333-148980, 333-112583 and 333-112581) and S-3 (File Nos. 333-156609, 333-170470 and 333-172169) of our report dated March 12, 2009 as updated on January 19, 2010 with respect to the audited consolidated financial statements of Ener1, Inc. for the year ended December 31, 2008.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

March 10, 2011